Exhibit F-1

                                            [PRELIMINARY - TRANSFER TRANSACTION]

                                 April 25, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re: Pinnacle West Capital Corporation Form U-1 Application / Declaration (File No. 070-09745)

Ladies and Gentlemen:

     We are Arizona counsel for Pinnacle West Capital Corporation, an Arizona corporation (the "Company"), and are familiar with the matters relating to the "Transfer Transaction," as such term is defined in the Form U-1 Application / Declaration (File No. 070-09745) under the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") by the Company on September 12, 2000, as amended by filings made on December 8, 2000, January 17, 2001 and April, 2001 (the "Application"). Capitalized terms used herein and not otherwise defined will have the meanings given in the Application. The term "Assets," when used herein will mean those assets actually contributed to Transitory Subsidiary in the Transfer Transaction, as contemplated in the Application. The term "Assumed Debt," when used herein, will mean the indebtedness of APS actually assumed or agreed to be assumed by Transitory Subsidiary and ultimately by PWE in the Transfer Transaction, as contemplated in the Application. Insofar as the fossil assets of APS may be acquired by PWE at different times, it is understood that the term "Transfer Transaction," when used herein, will refer only to the first transaction described herein and in the Application whereby PWE acquires Assets of APS. As described in the Application, the Transfer Transaction involves the following:

     1. The formation of Transitory Subsidiary as a wholly-owned subsidiary of APS (the "Formation");

     2. The contribution of the Assets and the Assumed Debt by APS to Transitory Subsidiary in exchange for the common stock of Transitory Subsidiary and the assumption of or agreement to assume the Assumed Debt (the "Capitalization");

Securities and Exchange Commission
April 25, 2001
Page 2


     3. The distribution of the stock of Transitory Subsidiary by APS to the Company (the "Spin-off"); and

     4. The merger of Transitory Subsidiary into PWE, with PWE surviving (the "Merger").

     Among other things, we have examined:

     (a)  The Application;

     (b) The parties' corporate proceedings and the proceedings before the Arizona Corporation Commission (the "ACC") relative to the Transfer Transaction and related matters; and

     (c) Such other documents and certificates (including those being delivered to you concurrently herewith) and such statutes, rules, and regulations as we have deemed relevant.

     In our examination of the documents referred to above, we have assumed (i) the genuineness of the signatures not witnessed, the authenticity of documents submitted to us as originals, and the conformity to originals of documents submitted to us as copies; (ii) the legal capacity of all natural persons executing such documents; (iii) that such documents accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend, or vary, any of the terms of such documents; (iv) with respect to the Assumed Debt, that each such entity (other than APS, PWE, and Transitory Subsidiary), and with respect to all such other documents, that each such entity, had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed, and delivered by, and are valid, binding upon, and enforceable against, such entities; (v) that the parties to such documents will receive no interest, charges, fees, or other benefits or compensation in the nature of interest in connection with the transactions other than those that the Company has agreed in writing in such documents to pay; and (vi) that no fraud has occurred in connection with such transactions.

     Based upon the foregoing, and subject to the assumptions and conditions set forth herein, we are of the opinion that, in the event that the Transfer Transaction is consummated in accordance with the Application:

     1. All laws of the State of Arizona applicable to the Company's acquisition of PWE as a public utility company through the Transfer Transaction will have been complied with.

Securities and Exchange Commission
April 25, 2001
Page 3


     2. Following the Formation and the Capitalization, Transitory Subsidiary will be validly organized and duly existing.

     3. The common stock of Transitory Subsidiary issued to APS in the Formation and the Capitalization will be validly issued, fully paid and non-assessable, and APS, as the holder of such stock following the Formation and the Capitalization, and the Company, as the holder of such stock immediately following the Spin-off, will be entitled to the rights and privileges appertaining thereto set forth in the articles of incorporation of Transitory Subsidiary.

     4.   PWE is validly organized and duly existing.

     5. The common stock of PWE held by the Company is validly issued, fully paid and non-assessable, and the Company legally acquired such stock and is entitled to the rights and privileges appertaining thereto set forth in the articles of incorporation of PWE.

     6. The common stock of PWE to be held by the Company following the Transfer Transaction will be validly issued, fully paid and non-assessable, and the Company, as the holder of such stock immediately following the Merger, will be entitled to the rights and privileges appertaining thereto set forth in the articles of incorporation of PWE.

     7. Following the Capitalization, the Assumed Debt that is assumed effective as of the date of the Capitalization will be the valid and binding obligation of Transitory Subsidiary in accordance with its terms. Upon the effective time of the Merger, the Assumed Debt that is assumed effective as of the date of the Merger be the valid and binding obligation of PWE in accordance with its terms.

     8. Upon the effective time of the Spin-off, the Company will legally acquire the common stock of Transitory Subsidiary issued in the Capitalization.

     9. The consummation of the Transfer Transaction will not violate the legal rights of the holders of any securities issued by the Company or any "associate company," as defined in the Act, thereof.

     The opinions expressed above are subject to the following assumptions and conditions:

     (a) The Transfer Transaction, as contemplated by the Application, will be authorized by the Commission. The Commission will duly enter an appropriate order or orders with respect to the Transfer Transaction, as described in the Application, granting and permitting the Application to become effective under the Act and the

Securities and Exchange Commission
April 25, 2001
Page 4


          rules and regulations thereunder and the Transfer Transaction will be consummated in accordance with the Application.

     (b) The Transfer Transaction will be duly authorized and approved to the extent required by the governing documents and applicable federal and state laws, by the board of directors of each of APS, Transitory Subsidiary and PWE, and by the Company as the sole shareholder of APS, Transitory Subsidiary and PWE, and such authorizations and approvals remain in full force and effect.

     (c) Without limitation of paragraph (b) above, the board of directors of Transitory Subsidiary will authorize the issuance of the common stock to APS in the Capitalization in accordance with Arizona law, and the number of shares so issued will be authorized in the articles of incorporation of Transitory Subsidiary.

     (d) The Spin-off will be effected in accordance with Arizona law and the amount thereof will not exceed any limitation contained in APS' articles of incorporation.

     (e) Instruments of merger will be duly and validly filed with the ACC, and such other corporate formalities as are required by the laws of the State of Arizona for the consummation of the Merger will be taken, and the Merger will become effective in accordance with the laws of the State of Arizona.

     (f) None of the Capitalization, the Spin-off or the Merger will constitute a fraudulent conveyance and APS will not be rendered insolvent as a result of the Transfer Transaction.

     (g) All required approvals, authorizations, consents, certificates, and orders of, and all filings and registrations with, all applicable federal and state commissions and regulatory authorities with respect to the Transfer Transaction will be obtained or made, as the case may be, and remain in effect (including the approval and authorization of the Commission under the Act, the Federal Energy Regulatory Commission under the Federal Power Act, as amended, and the rules and regulations thereunder, and the ACC under the applicable laws of the State of Arizona), and the Transfer Transaction will be accomplished in accordance with all such approvals, authorizations, consent, certificates, orders, filings and registrations. APS will not utilize utility funds to form Transitory Subsidiary or to divest itself of Transitory Subsidiary.

     (h) The parties will comply with, or obtain all consents, waivers and releases, if any, required for the Transfer Transaction under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises,

Securities and Exchange Commission
April 25, 2001
Page 5


          licenses, and permits to be listed on a schedule to be provided by the Company and/or any of its associate companies.

     (i) Our opinions herein are given solely with respect to the actual effectuation of the Transfer Transaction, including with respect to consents, licenses, permits, filings with and approvals of governmental authorities that are required to effect the Transfer Transaction, and no opinion is given as to whether APS, the Company, Transitory Subsidiary, or PWE or their businesses or operations are currently in compliance with any laws or will be after the Transfer Transaction or as to any consents, licenses, permits, filings with or approvals of any governmental body or agency or other person required for the ownership or operation of the Assets before or following the Transfer Transaction.

     (j) The opinions set forth in paragraph 7 herein are subject to, and limited by, the following:

          (i) the effect of any applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors rights generally;

          (ii) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law);

          (iii) the qualification that certain waivers, procedures, remedies, and other provisions of the documents governing the Assumed Debt may be unenforceable under or limited by the law of the State of Arizona; however, such law does not, in our opinion, substantially prevent the practical realization of the benefits intended by such documents; and

          (iv) we express no opinion as to the effect of the law of any jurisdiction other than the State of Arizona wherein any creditor may be located or wherein enforcement of the Assumed Debt may be sought which limits the rates of interest legally chargeable or collectible.

     (k) No act or event other than as described herein shall have occurred subsequent to the date hereof that would change the opinions expressed herein.

     (l) The Transfer Transaction will be consummated as described in the Application or with such changes as we have approved, and all legal matters incident thereto will be satisfactory to us. With respect to required approvals of the ACC, we note that two parties have filed legal actions challenging the validity of the Settlement as

Securities and Exchange Commission
April 25, 2001
Page 6


          approved by the ACC. However, under Arizona law, an ACC order remains in effect pending appeal.

     (m) In giving the final opinion required by the Commission in connection with the Transfer Transaction in the event that the Transfer Transaction occurs prior to the Development Activities and relinquishment by PWE of EWG status in connection therewith as described in the Application, we may rely exclusively upon opinions of other counsel to the Company as to certain matters, or such other counsel may provide certain of such opinions in separate opinion letters provided to the Commission concurrently with our final opinion.

     The opinions expressed herein are limited to the laws of the State of Arizona and, except with respect to paragraphs 1, 2, and 4, the federal law of the United States of America and we express no opinion on the laws of any other jurisdiction. Without limiting the foregoing, opinions herein relating to labor/employment or employee benefit matters, environmental matters, tax matters, and real estate matters are limited to the laws of the State of Arizona. The opinions expressed herein are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or in any other manner, or otherwise to notify you of any changes in law or fact relevant to the opinions expressed herein. This opinion letter is rendered solely for your benefit in connection with the transactions described above, and this opinion letter is not to be used, circulated, quoted, or otherwise referred to for any other purpose.

     We hereby consent to the use of this opinion as an exhibit to the Application.

                                        Very truly yours,

                                        Snell & Wilmer LLP

                                          [PRELIMINARY - DEVELOPMENT ACTIVITIES]

                                 April 25, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re: Pinnacle West Capital Corporation Form U-1 Application / Declaration (File No. 070-09745)

Ladies and Gentlemen:

     We are Arizona counsel for Pinnacle West Capital Corporation, an Arizona corporation (the "Company"), and are familiar with the matters relating to the "Development Activities," as such term is defined in the Form U-1 Application / Declaration (File No. 070-09745) under the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") by the Company on September 12, 2000, as amended by filings made on December 8, 2000, January 17, 2001 and April, 2001 (the "Application"). Capitalized terms used herein and not otherwise defined will have the meanings given in the Application.

     Among other things, we have examined:

     (a)  The Application; and

     (b) Such other documents and certificates (including those being delivered to you concurrently herewith) and such statutes, rules, and regulations as we have deemed relevant.

     In our examination of the documents referred to above, we have assumed (i) the genuineness of the signatures not witnessed, the authenticity of documents submitted to us as originals, and the conformity to originals of documents submitted to us as copies; (ii) the legal capacity of all natural persons executing such documents; (iii) that such documents accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend, or vary, any of the terms of such documents; (iv) that each such party had the power to enter into and perform

Securities and Exchange Commission
April 25, 2001
Page 2


its obligations under such documents, and that such documents have been duly authorized, executed, and delivered by, and are valid, binding upon, and enforceable against, such party; (v) that the parties to such documents will receive no interest, charges, fees, or other benefits or compensation in the nature of interest in connection with the transactions other than those that the Company has agreed in writing in such documents to pay; and (vi) that no fraud has occurred in connection with such transactions.

     Based upon the foregoing, and subject to the assumptions and conditions set forth herein, we are of the opinion that, in the event that the Development Activities are consummated in accordance with the Application:

     1. All laws of the State of Arizona applicable to the Company's acquisition of PWE as a public utility company through the Development Activities will have been complied with.

     2.   PWE is validly organized and duly existing.

     3. The common stock of PWE held by the Company is validly issued, fully paid and non-assessable, and the Company legally acquired such stock and is entitled to the rights and privileges appertaining thereto set forth in the articles of incorporation of PWE.

     4. The consummation of the Development Activities will not violate the legal rights of the holders of any securities issued by the Company or any "associate company," as defined in the Act, thereof.

     The opinions expressed above are subject to the following assumptions and conditions:

     (a) The Development Activities, as contemplated by the Application, will be authorized by the Commission. The Commission will duly enter an appropriate order or orders with respect to the Development Activities, as described in the Application, granting and permitting the Application to become effective under the Act and the rules and regulations thereunder and the Development Activities will be consummated in accordance with the Application.

     (b) The Development Activities will be duly authorized and approved to the extent required by the governing documents and applicable federal and state laws, by the board of directors of PWE, and such authorizations and approvals remain in full force and effect.

     (c) All required approvals, authorizations, consents, certificates, and orders of, and all filings and registrations with, all applicable federal and state commissions and

Securities and Exchange Commission
April 25, 2001
Page 3


          regulatory authorities with respect to the Development Activities will be obtained or made, as the case may be, and remain in effect (including the approval and authorization of the Commission under the Act, and any required approvals of the Federal Energy Regulatory Commission under the Federal Power Act, as amended, and the rules and regulations thereunder, and the Arizona Corporation Commission under the applicable laws of the State of Arizona), and the Development Activities will be accomplished in accordance with all such approvals, authorizations, consent, certificates, orders, filings and registrations.

     (d) The parties will comply with, or obtain all consents, waivers and releases, if any, required for the Development Activities under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses, and permits to be listed on a schedule to be provided by the Company and/or any of its associate companies.

     (e) Our opinions herein are given solely with respect to the actual effectuation of the Development Activities, including with respect to consents, licenses, permits, filings with and approvals of governmental authorities that are required to effect the Development Activities, and no opinion is given as to whether APS, the Company, or PWE or their businesses or operations are currently in compliance with any other laws or will be after the Development Activities.

     (f) No act or event other than as described herein shall have occurred subsequent to the date hereof that would change the opinions expressed herein.

     (g) The Development Activities will be consummated as described in the Application or with such changes as we have approved, and all legal matters incident thereto will be satisfactory to us.

     (h) In giving the final opinion required by the Commission in connection with the Development Activities in the event that the Development Activities and the relinquishment by PWE of EWG status in connection therewith occurs prior to the Transfer Transaction as described in the Application, we may rely exclusively upon opinions of other counsel to the Company (including in-house counsel) as to certain matters, or such other counsel may provide certain of such opinions in separate opinion letters provided to the Commission concurrently with our final opinion.

     The opinions expressed herein are limited to the laws of the State of Arizona and, with respect to paragraphs 3 and 4, the federal law of the United States of America and we express no opinion on the laws of any other jurisdiction. Without limiting the foregoing, opinions herein relating to labor/employment or employee benefit matters, environmental matters, tax matters,

Securities and Exchange Commission
April 25, 2001
Page 4


and real estate matters are limited to the laws of the State of Arizona. The opinions expressed herein are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or in any other manner, or otherwise to notify you of any changes in law or fact relevant to the opinions expressed herein. This opinion letter is rendered solely for your benefit in connection with the transactions described above, and this opinion letter is not to be used, circulated, quoted, or otherwise referred to for any other purpose.

     We hereby consent to the use of this opinion as an exhibit to the Application.

                                        Very truly yours,


                                        Snell & Wilmer LLP

                                                                   [PRELIMINARY]

                                 April 26, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Pinnacle West Capital Corporation
          Form U-1 Application/Declaration
          (File No. 070-09745)

Ladies and Gentlemen:

     We are special New Mexico counsel for Pinnacle West Capital Corporation, an Arizona corporation (the "COMPANY"), in regard to certain matters relating to the "REORGANIZATION," as such term is defined in the Form U-1 Application/Declaration (File No. 070-09745) under the Public Utility Holding Company Act of 1935, as amended (the "ACT"), filed with the Securities and Exchange Commission (the "COMMISSION") by the Company on September 12, 2000, as amended by filings made on December 8, 2000, January 17, 2001 and April, 2001 (the "APPLICATION"). Capitalized terms used herein and not otherwise defined will have the meanings given in the Application, which we have examined. The term "FOUR CORNERS TRANSFER," when used herein, will mean the transfer of the Four Corners Power Plant from APS, an Arizona corporation, to PWE, an Arizona corporation, pursuant to the Reorganization, as contemplated in the Application.

     We understand that the Company was formed in 1985 under the laws of Arizona as a holding company owning APS and certain other subsidiaries. We also understand that the Company formed PWE in 1999 under the laws of Arizona, as a wholly owned subsidiary of the Company.

     We have relied upon the following representations made to us by the
Company:

     (A) The Company, itself, is not engaged in any business in the State of New Mexico, except that from October 1, 2000 to the present, the Company has been engaged in the purchase and sale of power and energy, at wholesale, from the switchyard of the Four Corners Power Plant, located within the boundaries of the Navajo Reservation; and

     (B) Only two subsidiaries of the Company conduct business in the State of New Mexico: (1) SunCor Development Company, an Arizona corporation, which owns and operates certain residential or commercial real estate properties in New Mexico; and (2) APS.

Securities and Exchange Commission
April 26, 2001
Page 2


     APS has represented to us, and we have relied upon such representation, that the only business in which it is engaged in the State of New Mexico consists of and is limited to ownership and operation of electric generating units (or undivided interests therein) and electric transmission lines, sales of electricity at retail to BHP Navajo Coal Company ("BHP") solely for its conduct of coal mining operations on the Navajo Reservation which provides coal to the Four Corners Power Plant for the generation of electricity ("BHP CONTRACT"), transmission of electricity from Tucson Electric Power Company to the Navajo Tribal Utility Authority for resale, and wholesale transactions with other utilities.

     APS and PWE have represented to us, and we have relied upon such representation, that the only asset located in the State of New Mexico that is being transferred from APS to PWE pursuant to the Reorganization is the Four Corners Power Plant.

     PWE has represented to us, and we have relied upon such representation, that it is not currently engaged in any business in the State of New Mexico, and that the only business in which it will be engaged in the State of New Mexico immediately following the Reorganization consists of and is limited to ownership and operation of electric generating units (or undivided interests therein) at the Four Corners Power Plant and the sale of power and energy at wholesale from the Four Corners Power Plant.

     Our opinions herein are given solely with respect to the actual effectuation of the Four Corners Transfer, and no opinion is given as to whether APS, the Company, Transitory Subsidiary or PWE, or their businesses or operations, are currently in compliance with any laws, or will be after the Reorganization, or as to any consents, licenses, permits, filings with or approvals of any governmental body or agency or other person required for the ownership or operation of the Four Corners Power Plant before or following the Reorganization.

     Our opinions relate only to the Four Corners Transfer. In respect only of the laws of New Mexico, and subject to the qualifications and limitations with respect to this opinion letter set forth above, we are of the opinion that:

Securities and Exchange Commission
April 26, 2001
Page 3


          1. The activities of APS in the State of New Mexico to date do not constitute it a "public utility" as that term is defined in the relevant laws of the State of New Mexico, and accordingly, no approval, authorization, or consent of the New Mexico Public Regulation Commission is required by APS for the Four Corners Transfer contemplated in the Application. In addition, the rates and charges pursuant to the BHP Contract between APS and BHP are not subject to regulation by the New Mexico Public Regulation Commission.

          2. The activities of PWE in the State of New Mexico to date do not, and immediately following the Reorganization will not, constitute it a "public utility" as that term is defined in the relevant laws of the State of New Mexico, and accordingly, no approval, authorization, or consent of the New Mexico Public Regulation Commission is required by PWE for the Four Corners Transfer contemplated in the Application.

          3. The activities of the Company in the State of New Mexico to date do not constitute it a "public utility" as that term is defined in the relevant laws of the State of New Mexico, and accordingly, no approval authorization, or consent of the New Mexico Public Regulation Commission is required by the Company for the Four Corners Transfer contemplated in the Application.

          4. All laws of the State of New Mexico applicable to PWE becoming, pursuant to the Reorganization, a "public utility company" under the Act and to the Company then holding, pursuant to the Reorganization, two such "public utility companies", APS and PWE, if any, have been complied with.

     The opinions expressed herein are limited to the laws of the State of New Mexico and we express no opinion about the laws of any other jurisdiction. The opinions expressed herein are based upon the law in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or in any other manner, or otherwise to notify you of any changes in law or fact relevant to the opinions expressed herein. Without limitation of the foregoing, we express no opinion on the requirements that might become applicable upon the implementation of open access in New Mexico, currently scheduled to begin January 1, 2007. This opinion letter is rendered solely for your benefit in connection with the Four Corners Transfer described above, and this opinion letter is not to be used, circulated, quoted, or otherwise referred to for any other purpose.

     We hereby consent to the use of this opinion as an exhibit to the Application.

                                        Yours truly,

                                        KELEHER & MCLEOD, P.A.


                                        By:
                                            ------------------------------------
                                            Susan M. McCormack